UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2023

CRYPTYDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 980-2818

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TYDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 6, 2023, Cryptyde, Inc. (the “Company”) entered into a Second Amendment Agreement (the “Amendment Agreement”) with an accredited investor (the “Investor”) to amend (i) that certain Securities Purchase Agreement dated as of January 26, 2022, as previously amended on July 28, 2022, by and between the Company and the Investor (the “SPA”), (ii) that certain Senior Secured Convertible Note, as previously amended on July 28, 2022 (the “Note”), issued pursuant to the SPA, (iii) that certain Registration Rights Agreement dated as of January 26, 2022, as previously amended on July 28, 2022, by and between the Company and the Investor (the “RRA”), and (iv) those certain warrants to purchase shares of the Company’s common stock (“Common Stock”) issued to the Investor pursuant to the SPA, as previously amended on July 28, 2022 (the “Warrants”).

Pursuant to the Amendment Agreement, the conversion price of balance of the Note that remains outstanding will be voluntarily adjusted to $0.20 per share of Common Stock.

The Amendment Agreement grants the Company the right to redeem all or a portion of the outstanding amount of the Note (the “Redemption Right”) upon 10 trading days’ notice provided that (i) no Equity Conditions Failure (as defined in the Note) exists and (ii) the Company has sufficient resources to effect the redemption. The Redemption Right is subject to certain other restrictions contained in the Amendment Agreement.

The Amendment Agreement provides that if the Investor converts any portion of the Note during the 10 consecutive trading day period starting on January 6, 2023 (the “Applicable Conversion Period”), the Investor shall, on the first business day immediately following the end of the Applicable Conversion Period, release to the Company an amount of cash from the Control Account (as defined in the Note) equal to 20% of the amount converted during the Applicable Conversion Period if the volume-weighted average price (“VWAP”) of the Common Stock on each trading day during the Applicable Conversion Period equals or exceeds $0.20 and there is no circumstance or event that would, with or without the passage of time or the giving of notice, result in a material default, material breach or event of default under any Transaction Document (as defined in the SPA).

As a result of the voluntary adjustment to the conversion price of the Note, the exercise price of the Warrants were automatically adjusted to $0.20 per share of Common Stock and the number of shares issuable upon exercise of the Warrants (the “Warrant Shares”) was proportionately increased to 166,666,650 Warrant Shares. Pursuant to the Amendment Agreement, the Investor agreed to waive the adjustment to the number of Warrant Shares issuable pursuant to the Warrant to the extent such adjustment results in a number of Warrant Shares underlying the Warrant exceeding 111,000,000. The Amendment Agreement provides that the Investor (i) will not exercise Warrants to purchase more than an aggregate of 75,000,000 Warrant Shares until March 2, 2023, provided such limitation will be waived upon the occurrence of an Event of Default (as defined in the Note) or if the VWAP of the Common Stock on any trading day from January 6, 2023 until March 2, 2023 is less than $0.22 and (ii) will not exercise any Warrants until (x) such time as the aggregate principal amount outstanding of the Note is equal to or less than the amount remaining in the Control Account or (y) the occurrence of an Event of Default (the “Investor Initial Exercisability Date”). However, the Investor may exercise Warrants for up to 10,000,000 shares of Common Stock prior to the Investor Initial Exercisability Date if the VWAP of the Common Stock on any trading day during the period starting on March 1, 2023 and ending on and including March 31, 2023 is less than $0.20. If the VWAP of the Common Stock on each trading day from January 6, 2023 through March 1, 2023, is greater than $0.22, the Investor will forfeit Warrants to purchase 36,000,000 Warrant Shares provided that there is no circumstance or event that would, with or without the passage of time or the giving of notice, result in a material default, material breach or event of default under any Transaction Document. Additionally, the exercise price of the Warrants will be voluntarily adjusted to $0.001 per share of Common Stock.

The Amendment Agreement requires the Company to provide each stockholder entitled to vote at the next special or annual meeting of stockholders of the Company, which must be held not later than April 1, 2023, a proxy statement soliciting each such stockholder’s affirmative vote at the stockholder meeting for approving the increase of the authorized shares of Common Stock from 250,000,000 to 500,000,000 (such affirmative approval being referred to herein as the “Stockholder Approval” and the date the Stockholder Approval is obtained is referred to herein as the “Stockholder Approval Date”). If despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional stockholder meeting to be held every ninety (90) days thereafter until such Stockholder Approval is obtained.

The Amendment Agreement requires the Company to enter into a waiver agreement (the “Waiver Agreement”) with BHP Capital NY, Inc. (“BHP”). Pursuant to the Amendment Agreement, the Waiver Agreement must limit (i) limit the number of shares of Common Stock issuable upon exercise of the warrant (“BHP Warrant Shares”) to purchase Common Stock (the “BHP Warrant”) as a result of certain anti-dilution protections contained in the BHP Warrant to 40,000,000 BHP Warrant Shares; provided, however, that upon the Investor’s forfeiture of 36,000,000 Warrant Shares, BHP will forfeit 12,972,000 shares of Common Stock issuable upon exercise of the BHP Warrant, and (ii) waive any right to exercise the BHP Warrant prior to such time as the cash in the Control Account (as defined in the Note) equals or exceeds the outstanding principal amount of the Note (the “BHP Initial Exercisability Date”). However, BHP may exercise the BHP Warrant for up to 3,600,000 shares of Common Stock prior to the BHP Initial Exercisability Date if the VWAP of the Common Stock on any trading day during the period starting on March 1, 2023 and ending on and including March 31, 2023 is less than $0.20. On January 6, 2023, the Company entered into the Waiver Agreement with BHP.

The Waiver Agreement prohibits the BHP from exercising BHP Warrants to purchase more than 27,028,000 BHP Warrant Shares until March 2, 2023 unless the VWAP of the Common Stock on any trading date occurring from January 6, 2023 until March 2, 2023 is less than $0.22. If the VWAP of the Common Stock on each trading day from January 6, 2023 through March 1, 2023, is greater than $0.22, BHP will forfeit BHP Warrants to purchase 12,972,000 BHP Warrant Shares.

The foregoing description of the Amendment Agreement and the Waiver Agreement does not purport to be complete and is qualified in its entirety to the complete text of the Amendment Agreement and Waiver Agreement, copies of are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Note is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Note, Warrant and BHP Warrant is incorporated herein by reference. Neither the issuance of the Note, the Warrant, the BHP Warrant, the Common Stock issuable upon conversion of the Note, the Common Stock issuable upon the exercise of the Warrant, nor Common Stock issuable upon the exercise of the BHP Warrant was registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of such securities was in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Second Amendment Agreement, dated January 6, 2023, by and between Cryptyde, Inc. and the Investor.
10.2	Waiver Agreement, dated January 6, 2023, by and between Cryptyde and BHP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 6, 2023

Cryptyde, Inc.

		By:	/s/ Brian McFadden
		Name:	Brian McFadden
		Title:	Chief Executive Officer